UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

Southwall Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15930	94-2551470
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3975 East Bayshore Road
Palo Alto, California    94303
(Address of principal executive offices including zip code)

(650) 962-9111
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On December 8, 2003, Southwall Technologies Inc. ("Southwall") issued a press release announcing that it had entered into an extension to the letter agreement dated November 11, 2003 between Southwall and Needham & Company, Inc. ("Needham"). The letter agreement outlines the principal elements of a proposed bank guarantee and equity financing package with Needham or its affiliates. The letter agreement, which was due to expire on November 30, 2003 if definitive agreements for the financing were not entered into by that date, was extended to December 5, 2003 pursuant to a letter amendment signed on November 26, 2003 and has been further extended to December 12, 2003 pursuant to a letter amendment signed on December 5, 2003, while the parties work to complete negotiation of the definitive agreements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release, dated December 1, 2003, issued by Southwall Technologies Inc.
99.2	Extension to letter agreement, dated November 26, 2003, between Southwall and Needham & Company, Inc.
99.3	Press Release, dated December 8, 2003, issued by Southwall Technologies Inc.
99.4	Extension to letter agreement, dated December 5, 2003, between Southwall and Needham & Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2003

Southwall Technologies Inc.

By:	/s/ Thomas G. Hood

Thomas G. Hood
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 1, 2003, issued by Southwall Technologies Inc.
99.2	Extension to letter agreement, dated November 26, 2003, between Southwall and Needham & Company, Inc.
99.3	Press Release, dated December 8, 2003, issued by Southwall Technologies Inc.
99.4	Extension to letter agreement, dated December 5, 2003, between Southwall and Needham & Company, Inc.